As filed with the Securities and Exchange Commission on January 3, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ONCONOVA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	22-3627252
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

375 Pheasant Run

Newtown, PA 18940

(Address, including zip code, of registrant’s principal executive offices)

ONCONOVA THERAPEUTICS, INC. 2013 EQUITY COMPENSATION PLAN

(Full title of the plan)

With copies to:

Ramesh Kumar, Ph.D.	Joanne R. Soslow
President and Chief Executive Officer	Morgan, Lewis & Bockius LLP
Onconova Therapeutics, Inc.	1701 Market Street
375 Pheasant Run	Philadelphia, PA 19103-2921
Newtown, PA 18940	Tel: (215) 963-5000
(267) 759-3680	Fax: (215) 963-5001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer,  a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	200,000 shares	$1.49	$298,000.00	$37.10

(1)              Represents shares of Common Stock, $0.01 par value per share, of the Registrant (the “Common Stock”) that were automatically added to the shares authorized for issuance under the Onconova Therapeutics, Inc. 2013 Equity Compensation Plan (the “Plan”), on January 1, 2018 pursuant to an “evergreen” provision contained in the Plan.  Pursuant to such provision, on January 1 of each year until 2023, the number of shares authorized for issuance under the Plan is automatically increased by a number equal to the lesser of (a) a number of shares of Common Stock equal to four percent (4%) of the issued and outstanding Common Stock, without duplication, (b) 200,000 shares of Common Stock (which number reflects the Registrant’s one-for-ten reverse stock split, which was effective May 31, 2016) and (c) such lesser number as determined by the board of directors of the Registrant.  Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.

(2)              Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of $1.49, the average of the high and low price of the Common Stock as reported on the NASDAQ Capital Market on December 28, 2017.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional 200,000 shares of common stock, $0.01 par value per share (the “Common Stock”), of Onconova Therapeutics, Inc. (the “Registrant”) that were added to the shares authorized for issuance under the Onconova Therapeutics, Inc. 2013 Equity Compensation Plan (the “Plan”) for which Registration Statements on Form S-8 relating to the same employee benefit plan are effective. All share figures in this Explanatory Note reflect the Registrant’s one-for-ten reverse stock split, which was effective May 31, 2016.

The Registrant previously filed Registration Statements on Form S-8 (File Nos. 333-191161, 333-194228, 333-204210, 333-210694 and 333-215575) with the Commission to register an aggregate of 1,085,323 shares of Common Stock that were authorized for issuance under the Plan. Upon the effectiveness of this Registration Statement, an aggregate of 1,285,323 shares of Common Stock will be registered for issuance from time to time under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8, File Nos. 333-191161, 333-194228, 333-204210, 333-210694 and 333-215575, filed with the Commission on September 13, 2013, February 28, 2014, May 15, 2015, April 11, 2016 and January 17, 2017, respectively, are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier Registration Statements are presented herein.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

ITEM 8. EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
4.1

Tenth Amended and Restated Certificate of Incorporation of Onconova Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 30, 2013 (File No. 001-36020)) .

4.2

Certificate of Amendment to Tenth Amended and Restated Certificate of Incorporation of Onconova Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 31, 2016 (File No. 001-36020)) .

4.3

Amended and Restated Bylaws of Onconova Therapeutics, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 30, 2013 (File No. 001-36020)) .

4.4

Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on July 11, 2013 (File No. 333-189358)) .

5.1*	Opinion of Morgan, Lewis & Bockius LLP regarding the validity of the securities being registered.

10.1

Onconova Therapeutics, Inc. 2013 Equity Compensation Plan, and forms of agreement thereunder (incorporated by reference to Exhibit 10.25 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, filed with the Commission on July 11, 2013 (File No. 333-189358)) .

23.1*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included in signature page).

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newtown, Commonwealth of Pennsylvania, on the 3rd day of January, 2018.

ONCONOVA THERAPEUTICS, INC.

By:	/s/ Ramesh Kumar, Ph.D.
Ramesh Kumar, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Onconova Therapeutics, Inc., hereby severally constitute and appoint Ramesh Kumar, Ph.D. and Mark Guerin, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Onconova Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ramesh Kumar, Ph.D.	Director, President and Chief Executive Officer	January 3, 2018
Ramesh Kumar, Ph.D.	(Principal Executive Officer)

/s/ Mark Guerin	Vice President, Chief Financial Officer	January 3, 2018
Mark Guerin	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael B. Hoffman	Chairman, Board of Directors	January 3, 2018
Michael B. Hoffman

/s/ Henry S. Bienen, Ph.D.	Director	January 3, 2018
Henry S. Bienen, Ph.D.

/s/ Jerome E. Groopman, M.D.	Director	January 3, 2018
Jerome E. Groopman, M.D.

/s/ James J. Marino	Director	January 3, 2018
James J. Marino

/s/ Viren Mehta	Director	January 3, 2018
Viren Mehta

/s/ E. Premkumar Reddy, Ph.D.	Director	January 3, 2018
E. Premkumar Reddy, Ph.D.

/s/ Jack E. Stover	Director	January 3, 2018
Jack E. Stover

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